EXHIBIT 11 - CALCULATION OF EARNINGS PER SHARE


                                                                                                    THREE MONTHS ENDED
  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                                               MARCH 26, 2000              MARCH 28, 1999
-----------------------------------------------------------------------------------------------------------------------------------
  BASIC EARNINGS PER SHARE:

  Net Income                                                                                $ 11,541                    $ 11,383

  Weighted average shares outstanding                                                         26,851                      29,966

                                                                             ----------------------------------------------------
  Basic earnings per share                                                                  $   0.43                    $   0.38
                                                                             ====================================================


  DILUTED EARNINGS PER SHARE:

  Net Income                                                                                $ 11,541                    $ 11,383

  Weighted average shares outstanding                                                         26,851                      29,966
  Dilutive effect of outstanding common stock options                                            253                       1,133
                                                                             ----------------------------------------------------
  Diluted weighted average shares outstanding                                                 27,104                      31,099

                                                                             ----------------------------------------------------
  Diluted earnings per share                                                                $   0.43                    $   0.37
                                                                             ====================================================

